SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (hereinafter "Agreement") is entered into and made effective as of July 15, 2017 (the "Effective Date") by and between Karmalife Sciences, Inc., a Delaware corporation ("KLSI") and Karma Botanicals, Inc., a Delaware corporation ("Karma Botanicals") on the one hand, and General Hemp, LLC, a Delaware limited liability company ("General Hemp") and Kannaway LLC, a Nevada limited liability company, formerly a wholly-owned subsidiary of General Hemp ("Kannaway") on the other hand. KLSI, Kanna Botanicals, General Hemp and Kannaway are sometimes referred to as the "parties," each a "party," and/or "undersigned parties" with respect to the following.

RECITALS

i.WHEREAS, on or about March 29, 2014, the parties entered into a written revenue sharing, stock swap, sales & marketing and product development agreement, a copy of which is attached hereto as Exhibit A (the "Revenue Sharing Agreement"), under which the parties desired to enter into an equity swap and form a revenue sharing, sales & marketing and product development relationship to develop products primarily in the area of natural and herbal medicaments, including but not limited to products derived from cannabis taxa and hemp based sources.

ii.WHEREAS, among other consideration and obligations set forth in the Revenue Sharing Agreement, the parties confirm and acknowledge that under Section 5 of the Revenue Sharing Agreement KLSI and Kannaway agreed to swap a 4.99% equity stake with one another in each of their respective companies (the "Share Exchange").

iii.WHEREAS, on April 24, 2014 (the "KLSI Stock Issuance Date") KLSI issued 6,408,980 shares of common stock as payment in full for its 4.99% equity stake in Kannaway (the "KLSI Stock") and delivered the KLSI Stock to Kannaway promptly thereafter and such shares are fully paid for and validly issued and outstanding and are in the possession of Kannaway.

iv.WHEREAS, on December 26, 2014 General Hemp sold 100% of Kannaway to Medical Marijuana, Inc. ("MJNA") in exchange for 833,333,333 shares of MJNA common stock (the "Kannaway Sale"), which as a result, the parties agree KLSI is entitled to 41 ,583,333 shares of the MJNA common stock (4.99%) issued to General Hemp in the Kannaway Sale pursuant to the terms of the Share Exchange found in Section 5 of the Revenue Sharing Agreement (the "MJNA Shares").

v.WHEREAS, sometime following the KLSI Stock Issuance Date and prior to the Kannaway Sale a dispute arose between the parties regarding consideration and duties set forth in the Revenue Sharing Agreement other than those required pursuant to the Share Exchange (the "Dispute") and the parties wish to settle such Dispute.

NOW THEREFORE, the parties heretofore and in consideration of the foregoing and the payments, covenants, and conditions hereinafter set forth do hereby agree as follows:

AGREEMENT

1.Recitals incorporated. The recitals set forth above are incorporated herein by reference and are explicitly made a part of this Agreement. The parties agree to abide by each of their respective covenants made herein to the fullest extent authorized by law.

2.Settlement Terms.

2.1Share Exchange. General Hemp agrees that it shall transfer the MJNA Shares to KLSI and further agrees that the MJNA Shares are fully earned and paid for by KLSI as of the KLSI Stock Issuance Date.

2.2Settlement of the Dispute and Termination of Revenue Sharing Agreement. Upon effectiveness of this Agreement, other than the transfer and delivery of the MJNA Shares to KLSI: (i) the parties shall have no further duties or obligations of any kind to one another pursuant to the Revenue Sharing Agreement, (ii) there shall be no further consideration of any kind due to one another pursuant to the Revenue Sharing Agreement, and (iii) the Revenue Sharing Agreement shall be terminated and of no force and effect.

3.Release of Claims.

3.1Scope of Release. The parties hereto acknowledge and agree that the scope of the mutual release and discharge of claims recited in this Section 3 shall be interpreted to the broadest extent permissible under law, except as otherwise provided.

3.2Release and Discharge of Claims.

3.2.1KLSI and Kanna Botanicals Releases. Except for General Hemp's requirement to transfer the MJNA Shares to KLSI, or as otherwise stated herein, and in consideration of the promises of the parties specified herein, KLSI and Karma Botanicals fully and forever release, acquit, and discharge General Hemp, Kannaway and their attorneys, sureties, agents, servants, representatives, employees, subsidiaries, affiliates, owners, officers, directors, consultants, advisors, partners, predecessors, successors-in-interest, assigns, and all persons acting by, through, under or in concert with them of and from any and all past, present, or future claims, demands, obligations, actions, causes of action, damages, costs, losses of service, expenses, liability, suits, and compensation of any nature whatsoever, whether based on tort, contract, or other theory of recovery, claimed by any of the parties to this Agreement related to or arising under the Dispute and/or the Revenue Sharing Agreement.

3.2.2General Hemp and Kannaway Releases. Except as otherwise stated herein, and in consideration of the promises of the parties specified herein, General Hemp and its wholly-owned subsidiary, Kannaway, fully and forever release, acquit, and discharge KLSI and Kanna Botanicals, their attorneys, sureties, agents, servants, representatives, employees, subsidiaries, affiliates, owners, officers, directors, partners, predecessors, successors-in-interest, assigns, and all persons acting by, through, under or in concert with them of and from any and all past, present, or future claims, demands, obligations, actions, causes of action, damages, costs, losses of service, expenses, liability, suits, and compensation of any nature whatsoever, whether based on tort, contract, or other theory of recovery, claimed by any of the parties to this Agreement related to or arising under the Dispute and/or the Revenue Sharing Agreement.

3.3Waiver of California Civil Code section 1542. Except as expressly set forth herein, it is the intention of the parties that the release and discharge specified in Paragraphs 3.2.1 and 3.2.2 herein, shall be effective to bar all claims, damages, claims for compensation, controversies, actions, causes of action, obligations, liabilities, costs, expenses, attorneys' fees, and damages of any character, nature and kind, whether known or unknown, suspected or unsuspected, specified to be so barred in Paragraphs 4.2 through 4.3 herein. In furtherance of this intention, the parties expressly waive and relinquish any and all rights and benefits conferred upon them by the provisions of California Civil Code section 1542, or such other similar statute in all relevant states.

The parties understand that California Civil Code section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

It is expressly understood and agreed that the possibility of unknown claims exists and has been explicitly taken into account in determining the consideration to be given for this Agreement and that a portion of the consideration, having been bargained for with full knowledge of the possibility of such unknown claims, was given in exchange for the release and discharge of the matters, claims and/or rights covered by this Agreement.

3.4This release shall not operate to release any claims the parties may later have for the enforcement of the obligations created by this Agreement.

4.No Admission of Liability. This Agreement is not, and shall not be construed as, an admission of liability, fault, or wrongdoing of any kind by any party.

5.Integration. This Agreement contains the complete expression of the whole agreement between the parties hereto, and there are no promises, representations, agreements, warranties or inducements, either expressed verbally or implied, except as are fully set forth herein. This Agreement cannot be enlarged, modified, or changed in any respect except by written agreement between the parties.

6.Severability of Provisions. Each provision of this Agreement, whether or not contained in separate paragraphs, shall be considered severable. If for any reason any such provisions or parts of such provisions thereof are determined to be invalid, unenforceable or contrary to any existing or future applicable law or judicial ruling, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid, but in such event, this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or part of such provisions has been omitted.

7.Binding Effect. Each and all of the covenants, conditions, and restrictions in this Agreement shall inure to the benefit of and shall be binding upon the parties, their successors-in-interest, agents, representatives, assignees, transferees, or any party claiming by derivative right an interest in the claims released herein.

8.Representation of Comprehension. In entering into this Agreement, the parties represent that they have relied upon the legal advice of their attorneys, who are the attorneys of their own choice, and that these terms are fully undertaken and voluntarily accepted by them. The parties further represent that they have no question with regard to the legal import of any term, word, phrase, or portion of this Agreement, or the Agreement in its entirety, and accept the terms of this Agreement as written.

9.Draftsmanship and Headings. The headings employed to identify the provisions contained herein are solely for the convenience of the parties to this Agreement. If any ambiguity appears in either the headings or the provisions attendant thereto, such ambiguity shall not be construed against any party to this Agreement on the grounds that such party drafted this Agreement.

10.Further Assurances. All parties agree to cooperate fully and execute any and all supplementary documents and take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

11.Legal Costs. If any litigation is commenced between the parties to this Agreement that arises out of, relates to, or is connected with the enforcement, interpretation, or the rights and duties of any party under this Agreement, the prevailing party shall be entitled to, in addition to any other relief that may be granted in the litigation, reasonable attorneys' fees and costs, including expert and consultant fees, as determined by the court presiding over the dispute.

12.Venue and Choice of Law. Any action at law, suit in equity, or other judicial proceeding for the enforcement of this Agreement or any provisions thereof shall be instituted in the Superior Court of California, County of San Diego. The parties further agree that this Agreement shall be governed by and interpreted according to the laws of the State of California.

13.Authority to Execute Agreement. The parties and signatories hereto represent and warrant to each other that they have full authority to execute this Agreement, and that no individual, corporation, partnership or other entity has any interest in the claims and/or potential claims described herein. The parties further represent and warrant that they will indemnify and hold each other harmless from any and all claims, causes of action or other rights asserted by any other person, corporation, partnership, or other entity with respect to any such assigned claims.

14.Counterparts. This Agreement may be signed in counterparts, which when read together shall constitute the entire Agreement of the parties hereto.

15.Facsimile/Scanned Signatures. Facsimiles or electronically scanned images of signatures shall be acceptable and treated as an original for all purposes.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Settlement and Mutual Release Agreement as of the 15th day of July 2017.

KANNALIFE SCIENCES, INC.
/s/ Dean Petkanas
Dean Petkanas,
CEO

KANNA BOTANICALS, INC.
/s/ Dean Petkanas
Dean Petkanas,
CEO

GENERAL HEMP, LLC
/s/ Michael L. Corrigan
Michael L. Corrigan
Secretary

KANNAWAY, LLC
/s/ Michael L. Corrigan
Michael L. Corrigan
Secretary Medical Marijuana, Inc.,
Sole Member of Kannaway, LLC